   As filed with the Securities and Exchange Commission on September 3, 1997
                                               Registration No. 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SYBASE, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                    94-2951005
   (State of incorporation)                  (IRS Employer Identification No.)

                              6475 Christie Avenue
                          Emeryville, California 94608
                    (Address of Principal Executive Offices)

                                 1996 STOCK PLAN
             1991 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                  1991 AMENDED AND RESTATED FOREIGN SUBSIDIARY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               Mitchell L. Gaynor
                  Vice President, General Counsel and Secretary
                                  SYBASE, INC.
                              6475 Christie Avenue
                          Emeryville, California 94608
                     (Name and address of agent for service)

                                 (510) 922-3500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Title of                                       Amount           Proposed Maximum        Proposed Maximum           Amount of
Securities to                                  to be            Offering Price Per      Aggregate Offering         Registration
be Registered                                  Registered(1)    Share (2)               Price (2)                  Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value

-  To be issued upon exercise of options
   under 1996 Stock Plan                       2,450,000         $18.344                $44,942,800                $13,619.01

-  To be issued upon exercise of options
   under the 1991 Amended and Restated
   Employee Stock Purchase Plan and
   the 1991 Amended and Restated
   Foreign Subsidiary Employee
   Stock Purchase Plan                         1,300,000         $18.344                $23,847,200                 $7,226.42

-  To be issued upon exercise of options

                           TOTAL               3,750,000         $18.344                $68,790,000                 $20,845.43
--------------------------------------------------------------------------------------------------------------------------------

(1) A total of 5,427,000 shares have been reserved for issuance under the 1996 Stock Plan. 2,977,000 shares were previously registered under Form S-8 Registration Statement File No. 333-21935. A total of 6,000,000 shares have been reserved for issuance under the 1991 Amended and Restated Employee Stock Purchase Plan and the 1991 Amended and Restated Foreign Subsidiary Employee Stock Purchase Plan, 4,700,000 of which were previously registered under Form S-8 Registration Statements File Nos. 33-94638, 33-81692, 33-66180 and 33-42279.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market System on August 29, 1997.

                                  SYBASE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-K for fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Company's definitive proxy statement dated April 4, 1997, in connection with the Company's Annual Meeting of Stockholders held May 20, 1997, filed pursuant to Section 14 of the Exchange Act.

         3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed pursuant to Section 13 of the Exchange Act.

         4. The description of the Company's Common Stock contained in the Company's Form 8-A (File No. 0-19395), as amended, as declared effective by the Commission on August 13, 1991.

         5. The description of the Company's Preferred Share Purchase Plan and Series A Participating Preferred Stock Plan filed as Exhibits 1, 2 and 3 to the Company's Form 8-A/A filed with the Commission on November 14, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby: (i) will, when issued in accordance with the Registrant's 1996 Stock Plan, be legally and validly issued, fully paid and non-assessable with respect to those shares subject to issuance under such plan; (ii) will, when issued in accordance with the Registrant's 1991 Amended and Restated Employee Stock Purchase Plan, as amended, be legally and validly issued, fully paid and non-assessable with respect to those shares subject to issuance under such plan; and (iii) will, when issued in accordance with the Registrant's 1991 Amended and Restated Foreign Subsidiary Employee Stock Purchase Plan, be legally and validly issued, fully paid and non-assessable with respect to those shares subject to issuance under such plan. Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation beneficially own approximately 8,400 shares of the Registrant's Common Stock.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Article TENTH of the Company's Certificate of Incorporation and Article VI of the Bylaws of the Company provide for the indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into agreements with its officers and directors which require the Company to indemnify its officers and directors to the maximum extent allowed under Delaware law.

Item 7.    Exemption from Registration Claimed.

           Not applicable.


Item 8.    Exhibits.

           Exhibit
           Number                         Description

           4.1             1996 Stock Plan. Incorporated by reference to Exhibit
                           10.20 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (filed on March 27, 1997).

           4.2 1991 Amended and Restated Employee Stock Purchase Plan, as amended effective January 21, 1997, and 1991 Amended and Restated Foreign Subsidiary Employee Stock Purchase Plan, as amended effective January
                           21, 1997. Incorporated by reference to Exhibit 10.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (filed on March 27,
                           1997).

           5.1 Opinion of counsel as to legality of securities being registered.

           23.1            Consent of Ernst & Young LLP, independent auditors.

           23.2            Consent of Independent Accountants.

           23.3            Consent of counsel (contained in Exhibit 5.1).

           24.1            Power of Attorney (see page 3).

Item 9.    Undertakings.

           A. The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on September 3, 1997.

                                        SYBASE, INC.


                                        By: /S/ MITCHELL E. KERTZMAN
                                           ----------------------------------
                                        Mitchell E. Kertzman, Chairman of the
                                        Board and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell E. Kertzman, Jack L. Acosta and Mitchell L. Gaynor, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----
/S/ MITCHELL E. KERTZMAN                    Chief Executive Officer                     September 3, 1997
---------------------------------           (Principal Executive Officer),
(Mitchell E. Kertzman)                      Chairman of the Board and
                                            Director



/S/ JOHN CHEN                               President, Chief Operating Officer          September 3, 1997
---------------------------------           and Director
(John Chen)


/S/ JACK L. ACOSTA                          Senior Vice President, Finance and          September 3, 1997
---------------------------------           Chief Financial Officer (Principal
(Jack L. Acosta)                            Financial Officer)


/S/ ROBERT S. EPSTEIN                       Executive Vice President and                September 3, 1997
---------------------------------           Director
(Robert S. Epstein)


/S/ PIETER VANDER VORST                     Vice President, Tax and Corporate           September 3, 1997
---------------------------------           Accounting (Principal Accounting
(Pieter Vander Vorst)                       Officer)



/S/ RICHARD C. ALBERDING                    Director                                    September 3, 1997
---------------------------------
(Richard C. Alberding)


/S/ L. WILLIAM KRAUSE                       Director                                    September 3, 1997
---------------------------------
(L. William Krause)


/S/ DAVID E. LIDDLE                         Director                                    September 3, 1997
---------------------------------
(David E. Liddle)


/S/ ALAN B. SALISBURY                       Director                                    September 3, 1997
---------------------------------
(Alan B. Salisbury)

/S/ ROBERY P. WAYMAN                        Director                                    September 3, 1997
---------------------------------
(Robert P. Wayman)


/S/ JEFFREY T. WEBBER                       Director                                    September 3, 1997
---------------------------------
(Jeffrey T. Webber)

                                  EXHIBIT INDEX
   Exhibit
    Number                     Description


     4.1 1996 Stock Plan. Incorporated by reference to Exhibit 10.20 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (filed on March 27, 1997).

     4.2 1991 Amended and Restated Employee Stock Purchase Plan, as amended effective January 21, 1997 and 1991 Amended and Restated Foreign Subsidiary Employee Stock Purchase Plan, as amended effective January 21, 1997. Incorporated by reference to Exhibit 10.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (filed on March 27, 1997).

     5.1 Opinion of counsel as to legality of securities being registered.

     23.1            Consent of Ernst & Young LLP, independent auditors.

     23.2            Consent of Independent Accountants.

     23.3            Consent of counsel (contained in Exhibit 5.1).

     24.1            Power of Attorney (see page 3).